GRANAHAN INVESTMENT MANAGEMENT, INC.
                         CODE OF ETHICS UNDER RULE 17j-1

                                  INTRODUCTION

         Rule 17j-1 under the Investment Company Act of 1940 generally prohibits persons associated with an investment company or its investment adviser from engaging in any fraudulent, deceptive, manipulative or otherwise unlawful practice in connection with the purchase or sale by such persons of securities held or acquired by the investment company.

         Set forth below is the Code of Ethics adopted by the Board of Directors of Granahan Investment Management, Inc. (the "Company"). This Code of Ethics is based on the principle that the directors, officers and employees of the Company owe a fiduciary duty to all of the Company's clients including the shareholders of the Vanguard Explorer Fund to conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of the shareholders; (ii) taking advantage of their position; and (iii) any actual or potential conflicts of interest.

         The effective date of the Code of Ethics  is  January 1, 1996.   Please
direct any questions to John J. Granahan, President.


                                 CODE OF ETHICS

I.       Definitions

     1. "Fund" means that portion of the Vanguard Explorer Fund under the management of the Company.

     2. "Accounts" refers to all accounts under the management of the Company.

     3. "Board of Directors" means the Board of Directors of the Company.

     4. "Officer" means any officer of the Company other than one serving solely as Clerk or Assistant Clerk.

     5. "Employee" means any director, officer or employee of the Company

     6. "Access person" means any director, officer, or "advisory person" of the Company.

     7. "Advisory person" means any employee of the Company, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information


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regarding  the  purchase or sale of a security by the Fund or the  Accounts,  or whose functions relate to the making of any recommendations with respect to such purchases or sales.

     8. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     9. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person or an advisory person has or acquires. "Beneficial ownership" is generally understood to include those securities from which a person enjoys some economic benefits which are substantially equivalent to ownership regardless of who is the registered owner.

     10. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     11. "Security" shall include all forms of debt and equity securities, except that it shall not include shares of registered open end investment companies, securities issued by the Government of the United States, short term government securities, bankers' acceptances, bank certificates of deposit, commercial paper, and other money market instruments.


II.      Prohibited Transactions-All


     1. It is a basic policy that no director, officer or employee of the Company should be permitted to profit from the securities activities of the Fund, the Accounts or the Company. Accordingly, no such person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

          (i) is being considered for purchase or sale by the Fund or the Accounts; or

          (ii)   is being purchased or sold by the Fund or the Accounts.

     2. No such director, officer or employee shall disclose to other persons the securities activities engaged in or contemplated for the Fund or the Accounts.

     3. No such director, officer or employee shall seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the Company because of such person's association with the Company.

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         For  the  purposes  of  this   provision,   the  following  gifts  from
broker-dealers or other persons providing services to the Company will not be considered to be in violation of this section:

          (i)    an occasional meal;

          (ii) an occasional ticket to a sporting event, the theater or comparable entertainment;

          (iii)  a typical holiday gift.

III.     Prohibited Transactions-Officers and Advisory Persons

         In addition to the prohibited transactions set forth in Section 2, no officer or advisory person shall:


     1. Acquire any securities in an initial public offering, in order to preclude any possibility of such person profiting from his or her position with the Company.

     2. Purchase or sell a security within at least seven calendar days before and after the Fund or an Account trades in that security. Any profits improperly realized on trades within the proscribed periods will be subject to disgorgement.

     3. Purchase any securities in a private placement, without prior approval of Mr. Granahan. Any person authorized to purchase securities in a private placement shall disclose that investment when they play a part in the Fund's or an Account's subsequent consideration of an investment in the issuer. In such circumstances, the Fund's or an Account's decision to purchase securities of the issuer shall be subject to independent review by a Company officer with no personal interest in the issuer.

     4. Profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on such short-term trades shall be subject to disgorgement.

     5. Serve on the board of directors of any publicly traded company without prior authorization of Mr. Granahan. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders or an Account.

IV.      Prohibited Transactions-Other

     The Fund or an Account shall not invest in a security of an issuer of which a director

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or officer of the Company is an officer,  director, or the owner of more than 5%
of its outstanding securities.


V.       EXEMPTED TRANSACTIONS

         The prohibitions of Sections II and III of this Code shall not apply to:


         1. Purchases or sales effected in any account over which the employee has no direct or indirect influence or control.

         2.   Purchases or sales of shares of any registered investment company.

         3. Purchases or sales which are non-volitional on the part of either the employee or the Fund.

         4. Purchases which are part of an automatic dividend reinvestment plan.

         5. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         6. Purchases or sales which receive the prior approval of an officer of the Company because:

                  (i) they are only remotely potentially harmful to the Fund or an Account;

                  (ii)   they  would  be  very  unlikely  to  affect  a   highly
                         institutional market; or

                  (iii)  they   clearly  are  not  related  economically  to  be
                         securities to be purchased, sold or held by  the   Fund
                         or an Account.

VI.      PRIOR APPROVAL

         All access persons shall receive prior approval from the President or other officer before purchasing or selling securities.

VII.     REPORTING

         1. Every access person and advisory person shall disclose to the President all personal securities holdings upon commencement of employment and thereafter on an annual basis as of December 31 and direct their brokers to supply the President duplicate copies of personal securities transactions confirmations and copies of periodic statements for securities accounts.

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         2. Every officer and advisory person shall report to the President with respect to transactions in any security as required by the Investment Adviser's Act of 1940.

VIII.    SANCTIONS

         Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

XI.      RETENTION OF RECORDS

         This Code of Ethics, a copy of each report filed by employees, any written report relating to the interpretation of such Codes, or violations thereunder, and lists of all persons required to make reports, shall be preserved with records of the Company for the period required by Rule 17j-1.

XII.     ANNUAL CERTIFICATION

         Each employee of the Company will be required to certify each year that they have read and understood this Code of Ethics.

January 1, 1996